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                                                                    EXHIBIT 99.1



                       NETIQ AND WEBTRENDS AGREE TO MERGE

   STRATEGIC COMBINATION WILL LEVERAGE COMPLEMENTARY STRENGTHS TO CREATE THE
          LEADING PROVIDER OF EBUSINESS INFRASTRUCTURE MANAGEMENT AND
                             INTELLIGENCE SOLUTIONS

                         ------------------------------

        SAN JOSE, CA, AND PORTLAND, OR -- JAN. 17, 2001 -- NetIQ(R) Corp. (NASDAQ: NTIQ), the market leader in Windows eBusiness infrastructure management, and WebTrends(R) Corp. (NASDAQ: WEBT), the market leader in web analytics and eBusiness intelligence, today announced a definitive merger agreement, creating the leading provider of eBusiness infrastructure management and intelligence solutions.

        The combined company will be uniquely positioned to provide enterprise organizations, eBusinesses and service providers the most comprehensive infrastructure management and intelligence solutions for all the components of their eBusiness infrastructure -- from back-end servers, networks and directories to front-end web servers and applications. The resulting product portfolio will include product lines for systems administration, network performance management, operations management, security management, web management, and eBusiness analytics and intelligence.

        Under the terms of the transaction, which was approved by the boards of directors of both companies, WebTrends shareholders will receive 0.480 shares of NetIQ common stock for each WebTrends common share. Based on NetIQ's closing price of $75.00 on Tuesday, January 16, 2001, the transaction is valued at $36.00 per WebTrends share, or a total of approximately $1 billion. On a fully diluted basis, NetIQ shareholders will own approximately 76% of the company and WebTrends shareholders will own approximately 24%. With the combination, NetIQ will have a market capitalization in excess of $4 billion, pro forma calendar 2000 revenues of approximately $160 million, more than 52,000 customers and about 1,000 employees. The combined company will operate under the name NetIQ Corporation.

          "Building on the successful merger of NetIQ and Mission Critical and other recent strategic moves, this combination is the logical next step in our strategy to become the unparalleled leader in eBusiness infrastructure management and intelligence solutions," said Ching-Fa Hwang, chief executive officer of NetIQ. "By joining forces with WebTrends, we will

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significantly enhance our offering and deliver the most comprehensive solution for managing both Windows- and non-Windows-based platforms such as Linux and Sun Solaris, applications and devices, and Internet-based systems."

        Eli Shapira, currently WebTrends chief executive officer, who will become chief strategy officer for NetIQ, stated, "This combination is a strategic fit that brings together two leaders focused on helping companies increase the return from their eBusiness initiatives, from NetIQ's comprehensive infrastructure management through WebTrends' Visitor Relationship Management solutions. Simply stated, this combination will result in greatly enhanced offerings for our more than 52,000 collective customers, increased business opportunities with partners, significant value creation for our shareholders and compelling opportunities for all our employees."

       Shapira will join NetIQ's Board of Directors. Glen Boyd, currently president and chief technology officer of WebTrends, will become chief information officer of NetIQ, and Dan Meub, currently chief operating officer of WebTrends, will become senior vice president of WebTrends products at NetIQ.

       The combined company will be headquartered in San Jose, CA, with development and operational personnel located in Houston, TX, Raleigh, NC and Bellevue, WA. NetIQ will also maintain significant operations in Portland, OR, where WebTrends is headquartered.

       The transaction, which will be accounted for as a purchase and is anticipated to be tax-free to the shareholders of both companies, is expected to close late in the first calendar quarter or early in the second quarter, subject to regulatory approvals, approval by the shareholders of both companies, and customary closing conditions. The holders of approximately 30% of WebTrend's outstanding shares have agreed to vote their shares in favor of the merger. The transaction is expected to be accretive to NetIQ's earnings per share beginning in the June quarter excluding non-cash acquisition related charges, if any, arising from the merger.

        NetIQ and WebTrends will host an analyst/investor conference call today, Wednesday, January 17, 2001 at 8:30 a.m. (EST) to discuss the proposed merger between the two companies. Individuals calling from the United States can access the call by dialing 888-769-8925 at 8:20 a.m. (EST). International callers should dial 312-470-7391. The name of the call and pass code is NetIQ and WebTrends. Media are invited to join the call in a listen-only mode.

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NETIQ/WEBTRENDS EARNINGS ANNOUNCEMENTS

         NetIQ will issue its second quarter of fiscal year 2001 earnings announcement on Thursday, January 18, 2001 following the stock market close. Ching-Fa Hwang, President and CEO, and Jim Barth, Senior Vice President and CFO will review second quarter earnings in a teleconference call at 4:30 PM EST. WebTrends will release its fourth quarter 2000 and year-end results on Tuesday, January 23, 2001 following the stock market close. Eli Shapira, Chairman and CEO and Jim Richardson, Senior Vice President and CFO will review the results with the investment community in a teleconference at 5:00 PM EST that afternoon. Both companies expect to report results exceeding consensus revenue and earnings estimates for the quarter.

ABOUT WEBTRENDS

        Founded in 1993, WebTrends Corporation (Nasdaq:WEBT) is the leading provider of Visitor Relationship Management and eBusiness Intelligence solutions for Internet and intranet servers and firewalls. WebTrends offers organizations a comprehensive set of solutions to improve the return on investment from eBusiness initiatives. The company is headquartered in Portland, OR. For more information, please visit WebTrends' Web site at http://www.webtrends.com or call 503-294-7025.

ABOUT NETIQ

        NetIQ (Nasdaq:NTIQ) is a leading provider of e-business infrastructure management software encompassing application, directory, server and network performance management. The company is headquartered in San Jose, Calif., with development and operational personnel in Houston, TX; Raleigh, N.C.; and Bellevue, WA. For more information, please visit NetIQ's Web site at http://www.netiq.com/ or call 408-856-3000.

                                      # # #

All referenced product names are trademarks of their respective companies.

SAFE HARBOR STATEMENT

Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The companies' actual future results could differ materially from the results discussed herein. Factors that could cause or contribute to such differences include the risks inherent in acquisitions of technology businesses including the

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successful consummation of the merger and integration of the companies, the timing and successful development of technology; the ability to retain key management and hire technical personnel and other employees; changing relationships with customers, suppliers and strategic partners; unanticipated costs associated with development and marketing activities; customer acceptance of new product offerings; pricing of new products, and competition in our various product lines. For a more complete discussion of risks and uncertainties for each company see the section entitled "Factors That May Affect Future Results" in the NetIQ annual report on Form 10-K, and "Risk Factors" in the WebTrends annual report on Form 10-K as filed with the Securities and Exchange Commission.

CONTACTS:

FOR NETIQ:

Susan Torrey, Press Relations, 713-962-1888, susan.torrey@netiq.com Jim Barth, Chief Financial Officer, 408-856-3069, jim.barth@netiq.com

FOR WEBTRENDS:

Bill Schneider, Press Relations, 503-294-7025 x 2362, bschneider@webtrends.com Nanci Werts, Investor Relations, 503-294-7025 x 2564 investor@webtrends.com